Exhibit 24.1

POWER OF ATTORNEY

     Know All Men By These Presents, that the undersigned directors and officers of REGIONS FINANCIAL CORPORATION (the “Corporation”) whose signatures appear below hereby constitute and appoint Carl E. Jones, Jr., Jackson W. Moore, and R. Alan Deer, and each of them, his or her true and lawful agents and attorneys-in-fact, with full power of substitution and resubstitution, and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, a Registration Statement to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, relating to the registration of $2,000,000,000 aggregate principal amount of securities.

Signature	Title	Date

/s/ CARL E. JONES, JR.	Chairman, Chief
Carl E. Jones, Jr.	Executive Officer, and Director	April 25, 2005

/s/ JACKSON W. MOORE Jackson W. Moore	President, CEO Designate, and Director	April 25, 2005

/s/ RICHARD D. HORSLEY	Vice Chairman, Director and Chief
Richard D. Horsley	Operating Officer	April 25, 2005

/s/ ALLEN B. MORGAN, JR.	Vice Chairman, Director and Chairman,
Allen B. Morgan, Jr.	Morgan Keegan & Company, Inc.	April 25, 2005

/s/ ALBERT M. AUSTIN Albert M. Austin	Director	April 25, 2005

/s/ SAMUEL W. BARTHOLOMEW, JR. Samuel W. Bartholomew, Jr.	Director	April 25, 2005

/s/ GEORGE W. BRYAN George W. Bryan	Director	April 25, 2005

/s/ JAMES S. M. FRENCH James S. M. French	Director	April 25, 2005

/s/ MARGARET H. GREENE Margaret H. Greene	Director	April 25, 2005

/s/ JAMES E. HARWOOD James E. Harwood	Director	April 25, 2005

/s/ PARNELL S. LEWIS, JR. Parnell S. Lewis, Jr.	Director	April 25, 2005

/s/ SUSAN W. MATLOCK Susan W. Matlock	Director	April 25, 2005

/s/ JORGE M. PEREZ Jorge M. Perez	Director	April 25, 2005

/s/ MALCOLM PORTERA Malcolm Portera	Director	April 25, 2005

Signature	Title	Date

/s/ LOU ANN POYNTER Lou Ann Poynter	Director	April 25, 2005

/s/ JOHN R. ROBERTS John R. Roberts	Director	April 25, 2005

/s/ MICHAEL S. STARNES Michael S. Starnes	Director	April 25, 2005

/s/ W. WOODROW STEWART W. Woodrow Stewart	Director	April 25, 2005

/s/ LEE J. STYSLINGER, III Lee J. Styslinger, III	Director	April 25, 2005

/s/ RICHARD A. TRIPPEER, JR. Richard A. Trippeer, Jr.	Director	April 25, 2005

/s/ ROBERT R. WALLER, M.D. Robert R. Waller, M.D.	Director	April 25, 2005

/s/ JOHN H. WATSON John H. Watson	Director	April 25, 2005

/s/ C. KEMMONS WILSON, JR. C. Kemmons Wilson, Jr.	Director	April 25, 2005

/s/ SPENCE L. WILSON Spence L. Wilson	Director	April 25, 2005

/s/ HARRY W. WITT Harry W. Witt	Director	April 25, 2005